UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: March 5, 2014
(Date of earliest event reported)

SUN COMMUNITIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-12616	38-2730780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27777 Franklin Rd.
Suite 200
Southfield, Michigan	48034
(Address of Principal Executive Offices)	(Zip Code)

(248) 208-2500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Results of Operations and Financial Condition

On March 5, 2014, Sun Communities, Inc. (the “Company”) and its operating partnership, Sun Communities Operating Limited Partnership, entered into an underwriting agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc. (the “Underwriter”), pursuant to which the Company agreed to issue and sell to the Underwriter an aggregate of 4,200,000 shares (the “Offered Shares”) of the Company's common stock (the “Common Stock”) at a price of $44.45 per share. The Company also granted the Underwriter a 30-day option to purchase up to 630,000 additional shares of Common Stock (the “Option Shares” and, together with the Offered Shares, the “Shares”).

The offering and sale of the Shares have been registered under the Securities Act of 1933, as amended, pursuant to the Company's effective shelf registration statement on Form S-3 (Registration No. 333-181315).

A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference.

Item 8.01	Other Events

Press Release

On March 5, 2014, the Company issued a press release announcing the offering of the Shares.  A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.
1.1	Underwriting Agreement dated March 5, 2014 among Sun Communities, Inc., Sun Communities Operating Limited Partnership, and Citigroup Global Markets Inc.
5.1	Opinion of Ober, Kaler, Grimes & Shriver, a Professional Corporation
8.1	Opinion of Jaffe, Raitt, Heuer & Weiss, Professional Corporation
23.1	Consent of Ober, Kaler, Grimes & Shriver, a Professional Corporation (included in Exhibit 5.1)
23.2	Consent of Jaffe, Raitt, Heuer & Weiss, Professional Corporation (included in Exhibit 8.1)
99.1	Press Release dated March 5, 2014

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SUN COMMUNITIES, INC.
Dated: March 10, 2014	By:	/s/ Karen J. Dearing
Karen J. Dearing, Executive Vice President, Chief Financial Officer, Secretary and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement dated March 5, 2014 among Sun Communities, Inc., Sun Communities Operating Limited Partnership, and Citigroup Global Markets Inc.
5.1	Opinion of Ober, Kaler, Grimes & Shriver, a Professional Corporation
8.1	Opinion of Jaffe, Raitt, Heuer & Weiss, Professional Corporation
23.1	Consent of Ober, Kaler, Grimes & Shriver, a Professional Corporation (included in Exhibit 5.1)
23.2	Consent of Jaffe, Raitt, Heuer & Weiss, Professional Corporation (included in Exhibit 8.1)
99.1	Press Release dated March 5, 2014